UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 29, 2006

Date of Report (Date of earliest event reported):

Commission File Number: 2-78335-NY

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Providential Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada                                                                                                    90-0114535

(State or other jurisdiction of                                                                      (I.R.S. Employer

 incorporation or organization)                                                                      Identification No.)

17011 Beach Blvd., Suite 1230, Huntington Beach, California 92647

(Address of principal executive offices)

(714) 843-5450

(Issuer's telephone number, including area code)

Item 1.01    Entry into a Material Definitive Agreement

On August 29, 2006, Providential Holdings, Inc. ("Providential" or the "Company") entered into a Principle Business Cooperation Agreement (the "Agreement") with Cavico Vietnam Joint Stock Company, a Socialist Republic of Vietnam corporation ("Cavico"), which is a business conglomerate engaged in various business activities including, but not limited to, infrastructure, construction, energy, mining, information technology, and real estate development.  Pursuant to the terms of the Agreement, Providential and Cavico have agreed to cooperate in funding, building, owning and operating certain businesses in Vietnam and other regions of the world  and share in the benefits of these business operations.  Providential and Cavico initially agreed to cooperate in the following projects:

Hydropower business.  Cavico and Providential shall cooperate to form a joint-venture company, namely Cavico PHI Hydropower Joint Stock Company (“CPHC”) or any other name acceptable to both parties, to jointly fund, build, own, and operate any possible hydropower projects allowed by the government of Vietnam, such as Dak My 2, Song Bung 4, and/or other hydropower plants in Vietnam and/or elsewhere. It is anticipated that Cavico and its affiliates will contribute a maximum of 70% of the equity investment towards CPHC and retain a maximum of 70% of ownership in CPHC and Providential will contribute a minimum of 30% of the equity investment towards CPHC and retain a minimum of 30% of ownership in CPHC, respectively;

Cement business. Cavico and Providential shall cooperate to form a joint-venture company, namely Cavico PHI Cement Joint Stock Company (“CPCC”) or any other name acceptable to both parties, to jointly fund, build, own, and operate a cement plant in Phu Ly, Ha Nam province. It is anticipated that Cavico and its affiliates will contribute a  maximum of 70% of the equity investment towards CPCC and retain a maximum of 70% of ownership in CPCC and Providential will contribute a minimum of 30% of the equity investment towards CPCC and retain a minimum of 30% of ownership in CPCC, respectively;

Mining business. Cavico and Providential shall cooperate to form a joint-venture company, namely Cavico PHI Mining Corporation (“CPMC”) or any other name acceptable to both parties, to jointly fund, build, own, and operate one or more mines in Vietnam and Australia. It is anticipated that Cavico and its affiliates will contribute a maximum of 70% of the equity investment towards CPMC and retain a maximum of 70% of ownership in CPMC and Providential will contribute a minimum of 30% of the equity investment towards CPMC and retain a minimum of 30% of ownership in CPMC, respectively;

Other business opportunities. Cavico and Providential shall cooperate in other business opportunities as deems appropriate. The required funding contributions and future benefits pertaining to each of these businesses will be mutually determined by both parties at the appropriate time.

Cavico and Providential have also agreed to enter into a separate agreements detailing the terms and conditions agreeable to both parties pertaining to each of the projects mentioned above.

Item 9.01     Financial Statements and Exhibits

Exhibit 10.43   -    Principle Business Cooperation Agreement between Providential Holdings, Inc. and Cavico Vietnam Joint Stock Company, dated August 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2006

PROVIDENTIAL HOLDINGS, INC.

/s/ Henry Fahman

     Henry Fahman,

     Chairman and CEO